Exhibit A-9

GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

THIS IS TO CERTIFY that the attached is a true and correct copy of the documents for this entity as shown by the records of this office.

BEST CELLARS DC INC.

IN TESTIMONY WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed this 13th day of December, 2010 .

                           LINDA K. ARGO

                           Director

/s/ Patricia E. Grays
PATRICIA E. GRAYS
Superintendent of Corporations
Corporations Division

Adrian M. Fenty

Mayor

GOVERNMENT OF THE DISTRICT OF COLUMBIA

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Business Corporation Act have been complied with and accordingly, this CERTIFICATE OF INCORPORATION is hereby issued to:

BEST CELLARS DC INC.

IN WITNESS WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of the 24th day of April, 2001.

Carlynn M. Fuller Acting Director

Winnie R. Huston
Administrator
Business Regulation Administration

/s/ Eldred E. J Fornah
Eldred E. J Fornah
Act. Assistant Superintendent of Corporations Corporations Division

Anthony A.

Williams Mayor

FEES DUE
Filing Fee	$100.00
Initial License Fee	20.00	(Min.)

Total	$120.00	(Min.)

FILE

APR 24 2001

ARTICLES OF INCORPORATION

OF

BEST CELLARS DC INC.

To:	Department of Consumer and Regulatory Affairs Washington, D.C. 20001

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Business Corporation Act (D.C. Code, 1981 edition, Title 29 Chapter 3), adopt the following Articles of Incorporation:

FIRST:  The name of the corporation is Best Cellars DC Inc.

SECOND:  The period of its duration is perpetual.

THIRD:  The purpose for which the corporation is organized is to engage in the retailing of wine and other spirits both on premises and via the Internet.

FOURTH:  The aggregate number of shares which the corporation is authorized to issue is one thousand (1,000) shares of common stock, $0.01 par value per share (“Common Stock”).

FIFTH:  The corporation will not commence business until at least one thousand dollars ($1,000) has been received as initial capitalization.

SIXTH:  The address, including street and number, of the initial registered office of the corporation is 1025 Vermont Avenue, NW, Washington, DC 20005 and the name of the initial registered agent at such address is CT Corporation System.

dc-257341

SEVENTH: The number of directors constituting the initial board of directors of the corporation shall be established by resolution of the Board of Directors, but shall not be less than one (1), and the names and addresses, including street and number, if any, of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address

Richard A. Marmet	1643 Connecticut Avenue, NW
Washington, DC 10028

Joshua Wesson	1643 Connecticut Avenue, NW
Washington, DC 10028

EIGHTH: The name and address, including street and number, if any, of each incorporator is:

Name	Address

Jeny M. Marcinko	c/o Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW
Suite 5500
Washington, DC 20006

Date: April 24, 2001

/s/ Jeny M. Marcinko
Jeny M. Marcinko
Incorporator

MAIL TO:
Department of Consumer and Regulatory Affairs	MAKE CHECK PAYABLE TO
Corporation Division	D. C. TREASURER
941 North Capitol Street
Washington, D.C. 20002

dc-257341

DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS
BUSINESS REGULATION ADMINISTRATION
CORPORATIONS DIVISION
941 NORTH CAPITAL STREET, NX.
WASHINGTON, D.C. 20002

WRITTEN CONSENT TO ACT AS REGISTERED AGENT

TO:

The Superintendent of Corporations

Department of Consumer and Regulatory Affairs

Business Regulation Administration, Corporations Division

941 North Capital Street, N.E.

Washington, D.C 20002

(A) BY A DISTRICT OF COLUMBIA RESIDENT

PURSUANT TO D.C. CODE TITLE 29, and TITLE 41

I,

A Bona fide Resident of the District of Columbia Herein Consent to Act as a Registered Agent For:

Name of Business

SIGNATURE OF REGISTERED AGENT

DATE:

(B) BY A LEGALLY AUTHORIZED CORPORATION

THE CORPORATION HEREIN NAMED IS:

C T Corporation System

An Authorized Corporate Registered Agent in the District of Columbia, per Signatures of it’s President/Vice-President and Secretary/Assistant Secretary, Herein Consents to Act as Registered Agent For:

Best Cellars DC Inc.

NAME OF CORPORATION

SIGNATURE: /s/ Judith B. Argao	OF VICE-PRESIDENT

ATTEST:	OF SECRETARY OR ASSISTANT SECRETARY

DATE: 4/24/01

DC077 - 11/17/00 CT System Online